As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEMPEST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-1472564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Sierra Point Parkway, Suite 400

Brisbane, California, 94005

(415) 798-8589

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Matthew Angel

Chief Executive Officer

200 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(415) 798-8589

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Jaime L. Chase

Asa M. Henin

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, Washington 98101

(206) 452-8756

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2026

PROSPECTUS

8,268,495 Shares

Common Stock

This prospectus relates to the offer and resale from time to time of up to an aggregate 8,268,495 shares of our common stock, par value $0.001 per share (the “Shares”), by the selling stockholders named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ transferees, pledgees, donees or successors). The Shares were acquired by the selling stockholders named herein pursuant to an asset purchase agreement, dated November 19, 2025 (the “Asset Purchase Agreement”), by and among us and the parties named therein, in a transaction more fully described in the section titled “Prospectus Summary.”

We are registering the offer and sale of the Shares from time to time by the selling stockholders to satisfy the registration rights granted pursuant to the Asset Purchase Agreement in connection with the issuance of the Shares. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

The selling stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their Shares.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “TPST.” On March 27, 2026, the closing price of our common stock was $1.73 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Throughout this prospectus, the terms “we,” “us,” “our,” and our “company” refer to Tempest Therapeutics, Inc. and its subsidiaries.

i

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Asset Acquisition (as defined below) and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Company Overview

We are a clinical-stage biotechnology company advancing a diversified portfolio of cell therapy and small molecule product candidates. In February 2026, we expanded our pipeline through a strategic transaction under which we acquired rights to a portfolio of dual-targeting chimeric antigen receptor T-cells (“CAR-T”) product candidates with the potential to treat certain blood cancers, solid tumors and immunology indications, including TPST-2003, an autologous CD19/B-cell maturation antigen CAR-T therapy currently in clinical development for relapsed or refractory multiple myeloma (“rrMM”). Our portfolio also includes two clinical-stage small molecule product candidates with the potential to treat certain cancer indications. One of our small-molecule product candidates, amezalpat (previously known as TPST-1120), has completed a Phase 2 study in first-line hepatocellular carcinoma (“HCC”). Amezalpat remains Phase 3-ready in HCC and we plan to pursue business development discussions to advance pivotal development. Our second small-molecule product candidate is TPST-1495, which we plan to initiate a Phase 2 study for in familial adenomatous polyposis. The study is expected to be funded by the National Cancer Institute and conducted through the Cancer Prevention Clinical Trials Network, enabling advancement with limited internal capital deployment.

Additional information about our company, including recent developments, is contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K that we filed with the SEC on March 30, 2026.

Asset Purchase Agreement

On November 19, 2025, we executed the Asset Purchase Agreement with Erigen LLC, a Delaware limited liability company (“Erigen”), and Factor Bioscience Inc., a Delaware corporation (together with Erigen, “Sellers”), pursuant to which Sellers agreed to sell and transfer to the Company all right, title and interest of Sellers in and to all of the assets primarily related to (a) the autologous BCMA/CD19 dual-targeting CAR T-cell therapy known as TPST-2003 currently being evaluated in a Phase 1/2a clinical study in patients with rrMM, (b) the autologous CD70/CD70 dual-targeting CAR T-cell therapy known as TPST-2206, (c) the allogeneic BCMA/CD19 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as TPST-3003, and (d) the allogeneic CD70/CD70 dual-targeting CAR T-cell therapy with a gene edit in the TRAC locus that inactivates the T cell receptor known as TPST-3206 (collectively referred to herein as the “Assets”), in exchange for an aggregate purchase price of 8,268,495 shares of our common stock issued to Erigen on behalf of both Sellers.

On February 3, 2026, we completed the acquisition of the Assets (the “Closing”) under the Asset Purchase Agreement (the “Asset Acquisition”) and issued to Erigen 8,268,495 shares of our common stock (the “Share Issuance”).

Pursuant to the Asset Purchase Agreement, at Closing we obtained an exclusive license to specified patents and know-how in all fields worldwide, but excluding Greater China, India, Turkey, and Russia, to exploit the TPST-2003 and TPST -2206 programs and allogeneic CAR-T therapies based on the TPST-2003 and TPST-2206 programs. We also received a right of first negotiation to negotiate a license to exploit allogeneic CAR-T therapies and in vivo CAR-T therapies in Greater China. We also obtained an exclusive license to specified patents in all fields worldwide, but excluding Greater China, India, Turkey, and Russia, to exploit the TPST-3003 and TPST-3206 programs.

Following the Closing, it is expected that Erigen will dissolve and will distribute the shares of common stock received by it in the Shares Issuance to its members, Matthew Angel and Lotus Capital (BVI) Limited.

Under the terms of the Asset Purchase Agreement, we agreed to prepare and file a registration statement with the SEC to register for resale the Shares, and generally to cause the registration statement to promptly become effective.

Implications of Being a Smaller Reporting Company and a Non-Accelerated Filer

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year for which audited financial statements are available as of the determination date and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

Additionally, as a non-accelerated filer, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

Company Information

We were incorporated in Delaware in April 2011. Our principal executive offices are located at 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005, and our telephone number is (415) 798-8589. Our website is located at http://www.tempesttx.com. We do not incorporate by reference into this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement.

The Tempest logo and other trademarks or service marks of Tempest Therapeutics, Inc. appearing in this prospectus supplement are the property of Tempest Therapeutics, Inc. Other trademarks, service marks or trade names appearing in this prospectus supplement are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

The Offering

Common stock offered by the selling stockholders	8,268,495 shares

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk Factors	See “Risk Factors” on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	TPST.

The selling stockholders named in this prospectus may offer and sell up to 8,268,495 shares of our common stock. Our common stock is currently listed on Nasdaq Capital Market under the symbol “TPST.” Shares of our common stock that may be offered under this prospectus are fully paid and non-assessable. We will not receive any of the proceeds from sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the Shares. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their respective permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements indicating that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus and in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided information for the table below.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus, consisting of the Shares. This information has been obtained from the selling stockholders. The percentage of shares owned after the offering is based on 14,344,034 shares outstanding as of March 25, 2026.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.

	Shares of Common Stock Beneficially Owned prior to this Offering		Beneficial Ownership After this Offering(1)
Name of Selling Stockholder		Number of Shares Being Offered	Number of Shares	Percent of Outstanding Common Stock
Matthew Angel(2)	5,531,516	4,837,070	694,446	4.7%
Lotus Capital (BVI) Limited(3)	3,431,425	3,431,425	—	—

(1)

Assumes that the selling stockholders sell all Shares registered under this prospectus, but that each such selling stockholder does not sell or otherwise dispose of any of the other shares of common stock that it beneficially owns as of the date hereof.

(2)

Consists of (i) 4,837,070 shares of common stock held by the selling stockholder, (ii) 231,482 shares of common stock held by Factor Bioscience Inc. (“Factor”) and (iii) 462,964 shares of common stock issuable upon the exercise of warrants held by Factor. Dr. Angel is the majority equityholder of the parent of Factor and Chairman of the Board of Directors of Factor and exercises voting and investment power over the shares held by Factor.

(3)

Consists of 3,431,425 shares of common stock. The principal business address of Lotus Capital (BVI) Limited is Mandar House, 3rd Floor, Johnson’s Ghut, Tortola VG1110, British Virgin Islands. Bangxia Yang has sole voting and dispositive power over the shares held by Lotus Capital (BVI) Limited.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Asset Purchase Agreement,” on November 19, 2025, we entered into the Asset Purchase Agreement pursuant to which we issued shares of common stock, and agreed with Sellers to file a registration statement to enable the resale of the shares of our common stock covered by this prospectus. On February 3, 2026, following the Closing of the Asset Acquisition, Dr. Angel was appointed to serve as our President and Chief Executive Officer and as a member of our board of directors. No other selling stockholder or any persons having control over such selling stockholder has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest may become the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until such time as the selling stockholder no longer owns any Shares.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered by this prospectus, will be passed upon by Cooley LLP.

EXPERTS

The consolidated financial statements of Tempest Therapeutics, Inc. appearing in Tempest Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.tempesttx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC (File No. 001-35890):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

•

our Current Reports on Form 8-K, filed with the SEC on January 9, 2026, January  28, 2026, February  6, 2026, February  25, 2026 and March 23, 2026, to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock set forth in our registration statement on Form 8-A (File No. 001-35890), filed with the SEC on April 25, 2013, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, and other information that is furnished or is otherwise not incorporated into registrations statements pursuant to applicable SEC rules) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Tempest Therapeutics, Inc., Attn: Investor Relations, 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005; telephone: (415) 798-8589.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us in connection with the sale of the securities being registered.

Amount
SEC registration fees	$1,896
Accounting fees and expenses	15,000
Legal fees and expenses	30,000
Miscellaneous fees and expenses	3,104

Total	$50,000

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date

4.1	Restated Certificate of Incorporation of the Registrant, as amended	Form 10-Q	001-35890	3.1	May 15, 2019

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 24, 2021	Form 8-K	001-35890	3.1	June 28, 2021

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 25, 2021	Form 8-K	001-35890	3.2	June 28, 2021

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on October 10, 2023	Form 8-K	001-35890	3.1	October 11, 2023

Exhibit Number	Exhibit Description	Schedule / Form	File Number	Exhibit	File Date

4.5	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on April 4, 2025	Form 8-K	001-35890	3.1	April 7, 2025

4.6	Amended and Restated Bylaws	Form 8-K	001-35890	3.1	September 24, 2021

4.7	Asset Purchase Agreement, dated November 19, 2025, by and among Erigen LLC, Factor Bioscience Inc., and Tempest Therapeutics, Inc.	Form 8-K	001-35890	10.1	November 19, 2025

5.1	Opinion of Cooley LLP				*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm				*

24.1	Power of Attorney (see signature page to this registration statement)				*

107	Filing Fee Table				*

*	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Brisbane, State of California, on March 30, 2026.

TEMPEST THERAPEUTICS, INC.

By:	/s/ Matthew Angel
Matthew Angel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Angel and Nicholas Maestas, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Tempest Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Matthew Angel Matthew Angel	Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2026

/s/ Nicholas Maestas Nicholas Maestas	Chief Financial Officer (Principal Financial Officer)	March 30, 2026

/s/ Justin Trojanowski Justin Trojanowski	Corporate Controller, Treasurer (Principal Accounting Officer)	March 30, 2026

/s/ Stephen Brady Stephen Brady	Chairman of the Board	March 30, 2026

/s/ Christine Pellizzari Christine Pellizzari	Director	March 30, 2026

Signatures	Title	Date

/s/ Michael Raab Michael Raab	Director	March 30, 2026

/s/ Ronit Simantov Ronit Simantov	Director	March 30, 2026